SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              March 6, 2007
                                                    ---------------------------


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
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               (Exact Name of Registrant as Specified in Charter)


         New York                     1-4858                       13-1432060
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(State or Other Jurisdiction     (Commission                  (I.R.S. Employer
  of Incorporation)              File Number)               Identification No.)


521 West 57th Street, New York, New York                            10019
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code         (212) 765-5500
                                                        -----------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On March 6, 2007, the Compensation Committee of the Company's Board of Directors determined to change the operating methodology of the Company's Long Term Incentive Plan ("LTIP") under the Company's 2000 Stock Award and Incentive Plan. Under the LTIP, each executive officer, including the Chief Executive Officer, will have an award target for each three-year performance cycle and an award target for each year during each such three-year performance cycle (with each period being considered a "segment"), based on the achievement of specific quantitative corporate performance goals. These goals will be determined by the Compensation Committee during the first ninety days of the first year of each performance cycle. For the 2007-2009 cycle, the Compensation Committee determined that these goals will relate to improvements in earnings per share and total shareholder return ("TSR") relative to the S&P 500. For this purpose, TSR means the amount, expressed as a percentage, of market price appreciation or depreciation of a share of common stock plus dividends on a share of common stock, assuming dividend reinvestment at the dividend payment date, measured from January 1, 2007 through a specified year-end or cycle-end date. TSR will be calculated for the Company and for the S&P 500 so that the ranking of the Company as a percentile of the S&P 500 can be determined. The market price for purposes of calculating the TSR of the Company and the S&P 500 on each year-end or cycle-end date will be determined based on the average closing price per share of each company's common stock over the period of 20 consecutive trading days preceding that date, as reported by a reputable reporting service.

     For each three-year LTIP cycle each executive officer will have a range of potential awards, both above and below target, which are specified at the beginning of the cycle. Each executive's LTIP target is a percentage of his or her annual base salary at April 1 of the first year of the 3 year LTIP cycle. As determined by the Compensation Committee, if any LTIP payouts are to be made for the 2007-2009 cycle and thereafter, subject to periodic review, 50% of the LTIP payout would be paid in cash and 50% would be paid in Company stock. Previously, for the 2006-2008 LTIP cycle, the number of shares of Company stock for the 50% portion that would be paid in stock would not be determined until the end of the LTIP cycle, based on the closing market price on the last stock trading day of the cycle; however, as approved by the Compensation Committee at its March 6, 2007 meeting, for the 2007-2009 LTIP cycle, the number of shares of Company stock for the 50% portion that would be paid in stock is determined at the beginning of the cycle, based on $48.92 per share, the closing market price on January 3, 2007, the first stock trading day of the cycle.

     The Compensation Committee has determined that the 2007-2009 LTIP cycle will consist of four segments, with each year during the cycle being a separate segment and the entire three-year period being a fourth segment. Each segment during the cycle will be weighted 25% of the executive's target. When the award is first granted at the beginning of the LTIP cycle, 50% of the recipient's target dollar value of the award is converted to a number of "notional" shares of the Company's common stock based on the closing market price on the date the grant is approved by the Committee. Depending on the extent to which the Company achieves the corporate performance goals for each segment, a portion of the executive's LTIP award may be credited on behalf of the executive, but any "credited" portion will not be paid until the completion of the full LTIP cycle. If a portion of the executive's LTIP award is credited for any segment during the LTIP cycle, that portion would consist of both the 50% cash and the 50% shares based on the person's target cash amount and target number of shares for that segment and based on the Company's achievement of the corporate performance goals for that segment.

     Upon the completion of the LTIP cycle and all of its segments, the aggregate of all credited portions of an award may be payable to each executive, subject to the discretion of the Compensation Committee. At that time, the executive would be paid the credited cash and would be issued the aggregate number of shares of the Company's Common Stock equal to the credited number of "notional" shares. Each executive forfeits the right to receive any "credited" cash or shares if he or she separates from the employment by the Company (other than due to retirement) during the LTIP cycle.

     If the Company does not meet threshold performance for all four segments in the LTIP cycle, based on the corporate performance goals, no LTIP award will be paid for that cycle. The Compensation Committee may not increase LTIP awards to any executive officer beyond those actually earned based on the pre-established goals.

     At its meeting held on March 6, 2006, the Compensation Committee, with the assistance of its independent compensation consultant, established the compensation (effective as of April 1, 2007) for its senior executives, including its CEO and other executive officers who were named in the Company's Proxy Statement for its 2006 Annual Meeting of Shareholders and who are still employed by the Company (collectively, the "Named Executive Officers"). No Named Executive Officer will receive an increase in salary over the prior year's salary. In addition, the Annual Incentive Plan ("AIP") target percentage and the LTIP target percentage of each Named Executive's Officer's salary will remain the same for 2007 AIP and the 2007-2009 LTIP cycle as for the prior period. Under the AIP and LTIP, each Named Executive Officer will be eligible to receive his AIP and LTIP award target based on achievement against specific performance goals.

     At the same meeting, the Compensation Committee approved the total value of each Named Executive Officer's equity awards to be granted under the Company's Equity Choice Program (the "Equity Choice Program") under the Company's 2000 Stock Award and Incentive Plan ("2000 SAIP") as follows:


                                                                           Value of Equity Awards under
Name                        Title                                          Equity Choice Program
--------------------------  -----------------------------------------     ----------------------------
Robert M. Amen              Chairman and Chief Executive Officer              $1,650,000

Douglas J. Wetmore          Senior Vice President and Chief Financial           $325,000

James H. Dunsdon            Senior Vice President and Transition Leader         $300,000

Nicolas Mirzayantz          Group President, Fragrances                         $450,000

The Compensation Committee also approved the total value of equity awards under the Equity Choice Program to Dennis M. Meany, Senior Vice President, General Counsel and Secretary, and Hernan Vaisman, Group President, Flavors, in the amounts of $325,000 and $450,000, respectively. Under the Company's Equity Choice Program each Named Executive Officer will be eligible for a grant of equity awards. Each executive will be entitled to choose from three alternative types of equity awards and will be granted those equity awards under the 2000 SAIP up to his or her total dollar award value. Grants of equity awards under the Equity Choice Program, based on each executive's election, are anticipated to be made on the date of the Company's Annual Meeting of Shareholders.

     At its meeting held on March 6, 2007, the Company's Board of Directors determined, with the assistance of independent compensation consultants, to change certain elements of the compensation for directors who are not employees of the Company ("Non-Employee Directors"), with such changes to take effect on the date of the Company's 2007 Annual Meeting of Shareholders, as described below. The purpose of the changes is to simplify the structure of compensation for Non-Employee Directors and to increase the longer term stock ownership by the Non-Employee Directors. Specific changes made are:

     (a) Non-Employee Directors will no longer receive cash fees for each Board or Committee meeting attended. Currently, each non-employee director receives a cash fee of $2,000 for each Board meeting attended, and each Audit Committee, Compensation Committee and Nominating and Governance Committee member receives a cash fee of $1,500 for each Committee meeting attended.

     (b) Currently Non-Employee Directors receive an annual grant, in October of each year, of 1,000 shares of Common Stock of the Company from a pool of shares authorized by the Board in September 2000, and are required to defer this grant. Non-Employee Directors currently also receive an annual grant, on the date of each Annual Meeting of Shareholders, of 750 RSUs. Non-Employee Directors will no longer receive these grants.

     (c)  Each  Non-Employee   Director  will  receive  an  annual  retainer  of
          $175,000. Of this amount, $75,000 will be paid in cash, which represents an increase from the $50,000 cash retainer each currently receives, and $100,000 will be paid in Restricted Stock Units (RSUs) issued under the Company's 2000 Stock Award and Incentive Plan. The RSUs will be granted on the date of each Annual Meeting of Shareholders and will cliff vest on the third anniversary of the grant date. The number of RSUs to be issued will be based on the closing market price of the Company's common stock on the grant date. Once the RSUs vest, each Non-Employee Director will be required to defer all of the vested RSUs under the Company's Deferred Compensation Plan until he or she separates from service on the Company's Board of Directors. Given that RSUs will be deferred until each director's separation from service and each director's stock ownership will increase during his or her term of service, the minimum share ownership requirements that currently apply to directors will be eliminated.

     (d) The Chairperson of the Audit Committee will continue to receive an annual cash retainer of $15,000. The Chairpersons of the Compensation Committee and Nominating and Governance Committee will each receive an annual cash retainer of $10,000, an increase from the $7,500 each currently receives.

     (e) The Lead Director will receive an annual cash fee of $15,000, a decrease from the $25,000 he currently receives.

     (f) Non-Employee Directors will continue to be eligible to participate in the Company's Deferred Compensation Plan. A Non-Employee Director may defer all or a portion of his or her cash compensation, as well as any RSUs, subject to Section 409A of the Internal Revenue Code.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 INTERNATIONAL FLAVORS & FRAGRANCES INC.


Dated:  March 12, 2007           By: /S/  DENNIS M. MEANY
                                 ----------------------------
                                 Name:       Dennis M. Meany
                                 Title:      Senior Vice President,
                                             General Counsel and Secretary